Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Registration Statement No. 811-7642 on Form N-14 for MuniAssets Fund, Inc. of our report dated October 5, 2000 appearing in the August 31, 2000 Annual Report of Merrill Lynch High Income Municipal Bond Fund, Inc., and to the references to us under the captions “COMPARISON OF THE FUNDS—Financial Highlights—High Income Municipal” and “EXPERTS” appearing in the Joint Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York July 18, 2001